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                                                                   Exhibit 10.21

                           IKON OFFICE SOLUTIONS, INC.
                          PARTNERS' STOCK PURCHASE PLAN
                  (Amended and Restated as of January 1, 1997)

    1. Purpose. The purpose of this Partners' Stock Plan (the "Plan") of IKON Office Solutions, Inc. ("IKON") is to secure for IKON and its stockholders the benefits of the incentive which an interest in the ownership of common stock of IKON will provide to key employees, directors and consultants who will be responsible for IKON's future growth and continued success.

    2. Participation. Only "Eligible Persons" (as hereinafter defined) shall be entitled to participate in the Plan. An "Eligible Person" shall be a director of IKON, or a full-time or part-time employee of IKON, or a subsidiary, or a consultant to IKON or a subsidiary, who shall have been designated as a "Partner of IKON" by the Board of Directors of IKON. A subsidiary whose employees or consultants may be considered for participation in the Plan is any present or future corporation of which IKON or a subsidiary of IKON owns stock representing fifty percent or more of the combined voting power of all classes of stock of such corporation ("Subsidiary"). An Eligible Subsidiary, for this purpose, may be either a domestic or foreign corporation, provided, however, that participation by employees of a foreign corporation is subject to approval by the Board of Directors.

    An Eligible Person may become a participant in the Plan ("Participant") by enrolling in the Plan through the Plan's automated enrollment process. The first election, and any election thereafter, shall be effective as soon as administratively practicable.

    3. Contributions by Participants. All contributions by Participants shall be through payroll deduction. The amount of such deduction shall be not less than 1% and not more than 15% (in whole percentages) of the Participant's "Base Compensation," provided, however, that a Participant shall also be entitled to contribute an amount which is within the foregoing percentages of the Participant's annual cash bonus compensation (including annual cash bonus amounts deferred pursuant to any deferred compensation plan) which may be payable on an annual basis to the Participant after September 30 of each year as a percentage of Base Compensation. In the event a Participant is also making contributions to the IKON Retirement Savings Plan, the foregoing 15% contribution limitation shall be reduced by the percentage which is used as the basis for calculation of matching company contributions under such plan. "Base Compensation" shall mean (a) monthly base salary, including: i) amounts deferred pursuant to the IKON Retirement Savings Plan, ii) base salary amounts set aside in any cafeteria plan qualified under Section 125 of the Internal Revenue Code, and iii) base salary amounts deferred pursuant to any deferred compensation plan maintained by IKON or any Subsidiary; (b) annual director, committee and trustee fees, including amounts deferred pursuant to the IKON Directors' Stock Option Plan; or (c) consulting fees in the case of consultants.

    4. Contributions by IKON. Participants in the Plan are eligible to receive two types of matching company contributions: 1) automatic company contributions each month in an amount equal to 66 2/3% of the Participant's monthly investment ("Regular Company Contributions"); and 2) if earned, an additional annual company contribution in an amount equal to 33 1/3% of the Participant's annual investment during the previous fiscal year ("Extra Company Contribution"). Thus, IKON may contribute to each Participant's account a maximum annual amount of up to 100% of the Participant's annual fiscal-year investments.
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    Regular Company Contributions will be made automatically each month in an amount equal to 66 2/3% of the Participant's monthly investment and will be applied to the purchase of IKON common shares.

    If earned, the 33 1/3% Extra Company Contribution will be made on an annual basis and will be calculated on the basis of investments made by the Participant during the preceding 12-month period from October 1 to September 30 (the "Previous Fiscal Year"), and shall only be earned if the Business Unit (as hereafter defined) employing the Participant has achieved Target Performance as contemplated by the annual bonus plan in effect for the Participant's Business Unit. "Business Unit" means IKON or each division, subsidiary or other grouping within IKON, as the case may be. "Target Performance" shall have the meaning set forth in the IKON bonus plan as from time to time in effect for each Business Unit.

    The Extra Company Contribution shall be made as soon as administratively practicable after September 30 of each year and shall be applied to the purchase of IKON common shares. In order to be eligible to receive the IKON Extra Contribution, the Participant must be an employee of IKON or a Subsidiary and a Partner on September 30 of the Previous Fiscal Year.

    5. Trustee. The Board of Directors (the "Board") shall name and designate a Trustee or Trustees (hereinafter "Trustee"), who shall enter into a Trust Agreement with IKON in a form approved by the Board of Directors. The Board shall have the power to approve amendments to the Trust Agreement, remove any Trustee, and designate a successor Trustee or Trustees. The assets of the Plan shall be held in trust by the Trustee for use in accordance with the terms of the Plan in providing for the benefits hereunder. Before the satisfaction of all liabilities under the Plan in the event of termination of the Plan, none of the assets held by the Trustee shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly provided in this Plan and in the Trust Agreement. No persons shall have any interest in, or right to, any part of the assets or income held by the Trustee, except as and to the extent expressly provided in this Plan and the Trust Agreement.

    6. Purchases of IKON Common Stock. As soon as is practicable after the end of each month, the Trustee shall allocate to the account of each Participant, out of shares of IKON common stock acquired by the Trustee for such purpose, such number of full shares and such fractional interest in a share of IKON common stock as may be purchased by funds contributed by the Participant and by IKON or a Subsidiary during the preceding month. Such allocation of shares shall be at the average cost to the Trustee of the shares allocated to all Participants' accounts at such time. Shares purchased with funds contributed by the Participant shall be registered in the name of the Participant or in such other name or names as the Participant may have designated. Shares purchased with funds contributed by IKON or a Subsidiary shall be registered in the name of the Trustee. Any dividends shall be paid on all full shares held in the Plan at the close of business on the record date for such dividend.

    Shares of IKON common stock shall be purchased by the Trustee from time to time out of funds received by the Trustee under the Plan, either (a) on the open market, or (b) in private transactions, including, without limitation, from IKON or a Subsidiary, any corporation or individual or any employee benefit plan. The Trustee shall also hold for the purpose of allocation to accounts of Participants, as provided above, shares of IKON common stock forfeited under the provisions of Paragraph 14 herein.

    7. Stock Rights, Stock Splits and Stock Dividends. The Trustee, in its discretion, may exercise or sell any rights to purchase any securities appertaining to shares of common stock held by the Trustee, whether or not allocated to individual accounts. The accounts of Participants shall be appropriately

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credited. Securities received by the Trustee by reason of a stock split, a stock dividend or other distribution shall also be appropriately allocated to the accounts of Participants.

    8. Voting of Common Stock. The Trustee shall vote all shares of common stock purchased with the contributions of IKON or a Subsidiary and held by the Trustee in such manner as the Trustee shall, in the Trustee's discretion, determine. In the event of a tender offer for shares of common stock held by the Trustee, the Trustee shall tender or not tender shares held by the Plan in the Trustee's discretion.

    9. Unisource Spin-Off. As a result of the spin-off of Unisource Worldwide, Inc. ("Unisource") from Alco Standard Corporation ("Alco"), IKON's predecessor corporation, Participants who participated in the Plan prior to January 1, 1997 (and who had unvested shares of Alco common stock in their Plan accounts) may have unvested common shares of both IKON (formerly Alco) and Unisource in their Plan accounts. These shares, which are attributable to company contributions made prior to the Unisource Spin-Off, will continue to vest in accordance with the terms of the Plan (see "Interest of Participant in Shares," below). Such shares of IKON and Unisource will be distributed to Participants as they vest, subject to the forfeiture provisions described in "Termination of Participation," below.

    10. Interest of Participant in Shares. An account will be maintained for each Participant showing the number of shares of IKON common stock purchased by the Participant and the number of shares of IKON common stock attributable to company contributions. An account will also be maintained for each Participant showing the number of shares of Unisource stock, if any, attributable to company contributions. A Participant shall at all times have a vested interest in the shares of common stock in his account purchased with his contributions. A Participant's interest in the shares purchased with company contributions shall not be immediately vested but shall vest in five equal annual installments, beginning January 2 of the second calendar year following the calendar year such shares were purchased. The foregoing vesting schedule is subject to the provisions of Paragraph 14 hereof regarding termination of participation in the Plan.

    11. Conversion of Unisource shares into IKON shares. Participants who have unvested shares of Unisource common stock in their accounts may convert such unvested Unisource shares into unvested IKON shares by directing the Trustee to sell any or all unvested Unisource shares and to use the proceeds to purchase unvested shares of IKON common stock. Any such purchases and sales will be made at a price equal to the closing prices of IKON and Unisource, respectively, on the New York Stock Exchange on the last day of the month in which the Participant's election to convert is made. Any such conversions will not affect the vesting schedule of the shares in the Participant's account.

    12. Voting Rights. Each Participant is entitled to exercise full voting rights with respect to common stock which has been distributed from the Plan. Voting rights with respect to common stock purchased with funds contributed by IKON, its Subsidiaries or Alco which have not vested may be exercised only by the Trustees.

    13. Share Certificates and Distribution of Dividends. On a monthly basis, a stock certificate shall be distributed to each Participant representing the number of whole shares of IKON common stock purchased during the preceding calendar month from funds contributed by the Participant. The Participant may elect to have IKON's transfer agent, National City Bank, hold such certificate for the Participant's account though its book entry system.

    As of the first business day of each January, stock certificates shall be distributed to each Participant who was a Partner as of September 30 of the previous year representing the number of whole shares of

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IKON and/or Unisource common stock attributable to company contributions in which the Participant's interest shall have vested. The Participant may elect to have IKON's transfer agent, National City Bank, hold such certificate(s) for the Participant's account through its book entry system. Concurrently, there shall be furnished to each Participant a statement which shall reflect the amount of his or her contributions to date, the corresponding company contributions to date, the number of full and fractional shares of IKON and Unisource common stock which have vested and been distributed to the Participant, and the number of such shares in which the Participant's interest shall not have vested. Ordinary cash dividends on all shares of common stock, whether or not such shares have vested, will be distributed currently.

    14. Termination of Participation. If a Participant ceases to be an Eligible Person because of retirement, total disability (as defined by the IKON Long Term Disability Plan) or death, his participation in the Plan shall automatically terminate as of the end of the calendar month of his retirement, total disability or death, and the Participant's interest in all unvested IKON and Unisource shares in his account shall immediately vest and there shall be delivered to the Participant, or to the estate of a deceased Participant (a) a stock certificate registered in the name of the Participant, or such other name or names as he may have designated in the prescribed election form, representing any whole shares of IKON common stock in the Participant's account purchased from funds contributed by the Participant which have not been previously distributed to him; (b) stock certificate(s) registered in the name of the Participant, or such other name or names as he may have designated, representing the whole shares of IKON common stock and any shares of Unisource common stock in the Participant's account purchased from funds contributed by IKON, a Subsidiary or Alco; and (c) cash representing the value of any fractional share to which the Participant is entitled as of the effective date of termination of his participation in the Plan. The term "retirement" as used above shall mean
(a) as to an employee, termination of employment with IKON or a Subsidiary at or after age 55, or (b) as to a director or consultant, termination of such status at any time.

    If a Participant ceases to be an Eligible Person because of any reason other than retirement, total disability or death, his participation in the Plan shall automatically terminate as of the end of the calendar month of his cessation as an Eligible Person, unless otherwise determined by the Plan Committee or the Board of Directors. Upon such termination of participation, the Participant shall receive stock certificate(s) representing any vested shares, together with cash representing the value of any fractional share to which the Participant is entitled. The Participant's interest will terminate in all IKON shares and Unisource shares (if any) which have not yet vested, unless otherwise determined by the Plan Committee or the Board of Directors. The common shares in the Participant's account which have not vested will thereafter be available to reduce the number of shares otherwise required to be purchased in the future with company contributions.

    15. Change in Control. Upon the occurrence of a "Change in Control" (as defined below), the Participant's interest in all unvested IKON and Unisource shares in his account shall immediately vest and there shall be delivered to the Participant (a) a stock certificate registered in the name of the Participant, or such other name or names as he may have designated in the prescribed election form, representing any whole shares of IKON common stock in the Participant's account purchased from funds contributed by the Participant which have not been previously distributed to him; (b) stock certificate(s) registered in the name of the Participant, or such other name or names as he may have designated, representing the whole shares of IKON common stock and any shares of Unisource common stock in the Participant's account purchased from funds contributed by IKON, a Subsidiary or Alco; and (c) cash representing the value of any fractional share to which the Participant is entitled as of the effective date of the Change in Control.

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    The term "Change in Control" as used above shall mean any of the following events:

         (A) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the then outstanding shares of IKON common stock; or

         (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on September 30, 1997, constituted the Board and any new director whose appointment or election by the Board or nomination for election by IKON's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on September 30, 1997 or whose appointment, election or nomination for election was previously so approved; or

         (C) IKON consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of IKON), or any other Person consolidates with, or merges with or into, IKON, and, in connection therewith, all or part of the outstanding shares of common stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

         (D) a transaction or series of transactions in which, directly or indirectly, IKON shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of IKON and its subsidiaries (taken as a whole) to any other Person or group of Persons.

    Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of IKON common stock immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of IKON immediately following such transaction or series of transactions.

    The term "Person" in the foregoing definition shall have the meaning given in Section 3(a) (9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) IKON or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act),
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of IKON or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of IKON in substantially the same proportions as their ownership of IKON stock.

    16. Expenses. In addition to its contributions, IKON or its Subsidiary will pay all fees and expenses incurred in connection with the Plan. No charge or deduction for any expenses will be made to a Participant upon the termination of his participation under the Plan or upon the distribution of common stock certificates.

    17. Administration. The Board of Directors shall administer the Plan. In its discretion, the Board of Directors may appoint a Plan Committee, which Plan Committee shall consist of at least three persons to serve at the pleasure of the Board. The Board or the Plan Committee, in its discretion, shall appoint an

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Administrator, who shall be responsible for the general administration of the
Plan under the policy guidance of the Plan Committee. The Administrator shall be in the employ of IKON and shall receive no special or additional compensation, other than reimbursement of expenses, for his service as Administrator.

    The Administrator and Plan Committee shall have all powers and duties necessary to administer the Plan in accordance with its terms and applicable law. Any construction, interpretation, or application of the Plan by the Administrator or the Plan Committee shall be final, conclusive and binding on all persons.

    18. Powers and Duties of Plan Committee. In addition to any duties and powers described elsewhere herein, the Plan Committee shall have the following specific duties and powers:

    (i) to retain such consultants, accountants and attorneys, as deemed necessary or advisable, to render statements, reports and advice with respect to the Plan and to assist the Plan Committee in complying with all applicable rules and regulations affecting the Plan (such consultants, accountants or attorneys may be the same as those retained by IKON);

    (ii) to decide appeals from adverse determinations of the Administrator with respect to eligibility for or amounts of benefits under the Plan; and

    (iii)  to supervise the duties of the Administrator.

    19. Powers and Duties of Administrator. In addition to the duties and powers described elsewhere herein, the Administrator shall have the following specific duties and powers:

    (i) under the supervision of the Plan Committee, to establish rules, regulations and procedures to carry out the provisions of the Plan;

    (ii) to resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan;

    (iii) to conduct the day-to-day administration of the Plan subject to the control and guidance of the Plan Committee;

    (iv)   to interpret the provisions of the Plan;

    (v)    to evaluate administrative procedures;

    (vi) to retain such consultants, accountants and attorneys, as deemed necessary or advisable, to render statements, reports and advice with respect to the Plan and to assist the Administrator in complying with all applicable rules and regulations affecting the Plan (such consultants, accountants or attorneys may be the same as those retained by IKON); and

    (vii) to delegate such duties and powers as the Administrator shall determine from time to time, to any person or persons.

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    20. Functioning of Administrator and Plan Committee. The Administrator and
Plan Committee shall keep accurate records and minutes of meetings, interpretations and decisions. The Plan Committee shall act by majority vote of the members.

    21. Adverse Determinations. If, at any time, the Administrator makes a determination adverse to a Participant or other claimant with respect to a written claim for benefits or participation under the Plan, the Administrator shall notify the claimant in writing of such determination.

    22. Appeals from Adverse Determinations. A Participant or any other claimant who receives notice of an adverse determination by the Administrator with respect to his claim may request in writing, within 60 days of receipt of such notice, a review of the Administrator's determination by the Plan Committee. The Plan Committee shall render a decision within 90 days of receipt of a request for review.

    23. Deemed Denials. If for any reason the written notice of denial described in Paragraph 20 is not furnished within 90 days of the Administrator's receipt of a claim for benefits, the claim shall be deemed denied. Likewise, if for any reason the written decision on review described in Paragraph 21 is not furnished within the time prescribed, the claim shall be deemed to be denied on review.

    24. Indemnification. The Administrator, each member of the Plan Committee and each Trustee shall be indemnified by IKON against expenses (other than amounts paid in settlement to which IKON does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of willful misconduct or gross negligence in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Administrator, Plan Committee member or Trustee may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall also be in addition to and not in lieu of any rights to indemnification to which the Administrator, the Plan Committee member or Trustee may be entitled pursuant to the Code of Regulations of IKON.

    25. Amendment and Termination. The Board of Directors of IKON may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all unvested common shares in Participants' accounts shall become fully vested, and shall be distributed to Participants as soon as administratively practicable, and provided further that no amendment to the Plan shall materially affect the right of a Participant to receive his interest in his account, whether vested or unvested.

    26. Government and Other Regulations. The obligation of IKON or a Subsidiary to make contributions under the Plan, and the obligation of IKON or a Subsidiary to purchase or sell common stock under the Plan, or to distribute assets from the Participants' accounts, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

    27. Non-Alienation. No Participant shall be permitted to assign, alienate, sell, transfer, pledge, or otherwise encumber his interest under the Plan prior to the distribution of stock certificates to him. Any attempt to assign, alienate, sell, transfer, pledge, or otherwise encumber a Participant's interest under the Plan prior to distribution of stock certificates shall be void and of no effect.

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